As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LightPath Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Albert Miranda

Chief Financial Officer

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Suzanne K. Hanselman, Esq.

Baker & Hostetler LLP

200 South Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 21, 2025

$200,000,000
Class A Common Stock Warrants Units

From time to time, we may offer up to $200,000,000 aggregate dollar amount of shares of Class A common stock, par value $0.01 per share (“Class A common stock”), warrants to purchase our Class A common stock, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices, and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $200,000,000.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “LPTH.” The last reported sale price of our Class A common stock on November 20, 2025 was $6.18 per share. None of the other securities we may offer are currently traded on any securities exchange.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the securities may be offered and sold. If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus and in the documents that are incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any of the securities, or any combination of the securities, described in this prospectus, in one or more offerings, up to a total offering price of $200.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and the securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or the securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front cover page of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of the securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that relate to the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” beginning on page 10 of this prospectus and “Cautionary Note Regarding Forward-Looking Statements.” As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to LightPath Technologies, Inc. and its subsidiaries on a consolidated basis.

Overview

We were incorporated under Delaware law in 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation formed in 1985. Today, we are a global company with facilities in the United States, the People’s Republic of China and the Republic of Latvia.

We have four direct wholly owned subsidiaries. In November 2005, we formed LightPath Optical Instrumentation (Shanghai) Co., Ltd (“LPOI”), a wholly owned subsidiary, located in Jiading, People’s Republic of China, which was primarily engaged in sales and support functions. In December 2013, we formed LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), a wholly owned subsidiary located in the New City district, of the Jiangsu province, of the People’s Republic of China. LPOIZ’s manufacturing facility (the “Zhenjiang Facility”) serves as our manufacturing facility in China and provides a lower cost structure for production of larger volumes of optical components and assemblies. Effective February 28, 2023, the legal entities of LPOI and LPOIZ were merged, with LPOIZ as the surviving company and the operations of the two companies were merged.

In December 2016, we acquired ISP Optics Corporation (“ISP”), and its wholly owned subsidiary, ISP Optics Latvia, SIA, a limited liability company founded in 1998 under the Laws of the Republic of Latvia (“ISP Latvia”). ISP is a vertically integrated manufacturer offering a full range of infrared products from custom infrared optical elements to catalog and high-performance lens assemblies. ISP’s manufacturing operation is located at our corporate headquarters facility in Orlando, Florida (the “Orlando Facility”). ISP Latvia is a manufacturer of high precision optics and offers a full range of infrared products, including catalog and custom infrared optics. ISP Latvia’s manufacturing facility is located in Riga, Latvia (the “Riga Facility”).

In July 2023, we acquired Liebert Consulting, LLC, dba Visimid Technologies (“Visimid”), an engineering and design firm, specializing in thermal imaging, night vision and internet of things (“IOT”) applications. Visimid provides design and consulting services for U.S. Department of Defense (“DoD”) contractors, commercial and industrial customers, and original equipment manufacturers (“OEMs”) for original new products. Visimid’s core competency is developing and producing custom thermal and night vision cores. Visimid’s facility is located in Plano, Texas.

In February 2025, we acquired G5 Infrared LLC (“G5 Infrared”), a New Hampshire limited liability company. G5 Infrared is a leading vertically-integrated manufacturer of high- performance infrared camera systems and imaging solutions, specializing in advanced thermal imaging technology and long-range mission-critical detection solutions. G5 Infrared’s existing revenue and future growth pipeline are driven by established multi-year contracts and multiple defense programs of record in shipboard long-range surveillance, border security, and counter unmanned aerial systems (“C-UAS”) systems, as well as recurring federal, naval, and law enforcement programs. Additionally, G5 Infrared is an industry-leading provider of cutting-edge advanced infrared coatings, including for materials such as LightPath’s BlackDiamond (“BlackDiamond”) glass. G5 Infrared operates from a state-of-the-art manufacturing facility in Hudson, New Hampshire. We believe that this acquisition strengthened LightPath’s position as a leader in infrared imaging by expanding the Company’s portfolio to include cooled infrared cameras. The combination of LightPath and G5 Infrared created a more robust, vertically-integrated solutions provider.

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Our Product Groups

We categorize our products into four product groups: (i) infrared components, (ii) visible components, (iii) assemblies and modules, and (iv) engineering services. G5 Infrared’s revenue is generally derived from infrared components (including coating services) and assemblies and modules.

Infrared Components Product Group. Our infrared product group is comprised of both molded and turned infrared lenses using a variety of infrared glass materials. This product group also includes revenue from sales of our BlackDiamond glass materials, and G5 Infrared’s optical component and coating business. This product group includes both conventional and CNC ground and polished lenses. Advances in chalcogenide materials have enabled compression molding for mid-wave (“MWIR”) and long-wave (“LWIR”) optics in a process similar to precision molded lenses. Our molded infrared optics technology enables high performance, cost-effective infrared aspheric lenses that do not rely on traditional diamond turning or lengthy polishing methods. Utilizing precision molded aspheric optics significantly reduces the number of lenses required for typical thermal imaging systems and the cost to manufacture these lenses. Molding is an excellent alternative to traditional lens processing methods particularly where volume and repeatability is required.

We offer Germanium, silicon or zinc selenide aspheres and spherical lenses, which are manufactured by diamond turning. This manufacturing technique allows us to offer larger lens sizes and the ability to use other optical materials that cannot be effectively molded. Our numerous manufacturing capabilities allow us to meet complex optical challenges that demand more exotic optical substrate materials that are non-moldable, as well as larger size optics.

We also have the ability to manufacture chalcogenide glass from which we produce infrared lenses. We developed this glass and melt it internally to produce our BlackDiamond glass, which has been trademarked, and is marketed as BD6. Historically, the majority of our thermal imaging products have been germanium-based, which is subject to market pricing and availability. BD6 offers a lower-cost alternative to germanium, which is beneficial to the cost structure of some of our current infrared products and we expect it will allow us to continue to expand our product offerings in response to the markets’ increasing requirement for low-cost infrared optics applications. During fiscal year 2024, we also formally announced availability of BDNL-4, the first of our new materials licensed from the Naval Research Lab (“NRL”). BDNL-4 is unique because it has a negative thermo-optic coefficient, an attribute that is key in a-thermalization of optical systems.

We have the capability to manufacture lenses from very small (with diameters of sub-millimeter) to over 300 millimeters, and with focal lengths from approximately 0.4 millimeters to over 2000 millimeters, utilizing our various manufacturing methods. In addition, we offer both catalog and custom designed infrared optics.

Overall, we anticipate moderate growth for our infrared components, particularly as our germanium alternatives continue to be adopted into new applications and designs. This product group also supports our assemblies and modules product group.

Visible Components Product Group. Aspheric lenses are known for their optimal performance. Aspheric lenses simplify and shrink optical systems by replacing several conventional lenses. However, aspheric lenses can be difficult and costly to machine. Our glass molding technology enables the production of both low and high volumes of aspheric optics, while still maintaining the highest quality at an affordable price. Molding is the most consistent and economical way to produce aspheres and we have perfected this method to offer the most precise molded aspheric lenses available.

Assemblies and Modules Product Group. Our assemblies and modules product group is comprised of both optical assemblies such as lens systems, and cameras, both in the form of camera modules and complete camera systems. Historically this product group also included optical fiber collimators and some visible lens assemblies, however those are now a very small part of our activity, making infrared cameras and assemblies the most dominant part of this group. Today, the majority of the revenue of this group is derived from cameras made in our Texas facility (uncooled camera systems and modules), cameras made in our New Hampshire facility (cooled cameras for long range surveillance and detection), and optical assemblies such as standard off the shelf lens assemblies, and custom lens assemblies. The latter of which are produced mainly in Orlando.

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Engineering Services Product Group. We develop products pursuant to development agreements that we enter into with customers. Typically, customers approach us and request that we develop new products or applications utilizing our existing products to fit their particular needs or specifications. The purpose of those engineering services that we offer is not only to provide purely engineering services for a customer, but also to engineer new products which we later manufacture for the customer. The timing and extent of any such product development requests are unpredictable and outside of our control.

Our Technologies

We believe that to be the preferred partner to fulfill the photonics needs of our customers, domain expertise and differentiating technologies in photonics are key elements. Optics and photonics require multidisciplinary skills, including physics, mechanical engineering, material sciences, electrical engineering, and chemistry, among others. This is part of what makes using photonics so complicated, and at the same time part of what we see as the opportunity. Knowing what can and cannot be produced, designing the architecture and detailed design of the optical system, including electrical and mechanical interfaces, choosing and executing advanced manufacturing technologies, and delivering both the engineering prototypes that are needed, as well as producing a high volume of goods for the long-term, are all part of the domain expertise required. Additionally, to design the best solution for a customer, we not only need to know what can be produced and how to design it, we also must have unique capabilities that differentiate our solutions. Such technologies allow us to develop solutions and sub systems that outperform other solutions in size, weight, power, and cost.

Along those lines, we continue to focus on developing, acquiring and licensing new, innovative capabilities and technologies in all of our engineering and manufacturing groups, including systems design and testing, optical fabrication of components, material production, optical coatings, and electro mechanical design and production such as the following:

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Infrared Imaging Technologies. Our optical solutions strategy focuses around infrared imaging. Infrared imaging is a growing market, with technology that is evolving at a fast rate, and in which we have distinct advantages, based on our core technologies. Continually evolving and developing our technologies is key to maintaining and continuing to build and develop technical leadership, which translates to better products, which translate to creating value, and capturing value. While the basis of our infrared technology originally centered around infrared materials and optics, it has become more than that. As we evolve from a pure optics company to an integrator and solution provider, our differentiating technologies are evolving. Those differentiating technologies are often at a system or application level, rather than at the component or material level. Some of those technologies are gained through acquisitions, such as Visimid, and most recently G5 Infrared, which added advanced cooled, long-range infrared camera systems to our portfolio. G5 Infrared’s expertise in system integration, image stabilization, and ruggedized, defense-qualified platforms significantly expands our capabilities beyond uncooled solutions and imaging systems, positioning us as one of the few companies capable of addressing the full spectrum of infrared imaging applications, from compact commercial cameras to long-range defense and border security systems.

A key differentiator of our infrared imaging portfolio is the integration of our proprietary BlackDiamond materials into camera designs. Unlike Germanium, which is subject to severe supply chain constraints and geopolitical risks, BlackDiamond materials are U.S.-produced and globally sourced, offering secure supply and unique technical benefits such as multispectral performance and low thermo-optic coefficients. In 2025, we announced the redesign of several G5 Infrared cooled cameras, where Germanium lenses were replaced with lenses made from BlackDiamond materials. This shift not only mitigates supply chain risk for Germanium but also improves system performance, lowers thermal sensitivity, and reduces cost. Other recent examples of such system-level capabilities include our development of a novel, unique approach to shutterless imaging that we can apply to microbolometer based cameras, and development of a technology for early detection of flames and fires using a combination of optical technologies and sophisticated image processing algorithms.

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Optical Assemblies and Testing. When we began shifting our focus from optical components to solutions, doing more optical assemblies was a natural first step for us. During the first couple of years of implementing our new strategic direction, our team expanded our optical assemblies business and capabilities considerably. As our reputation in the assemblies space grew, so did the level of complexity of assemblies and sub-systems customers request of us. This trend was recently amplified when we began making available our new, exclusive infrared glass materials, which enable customers to design systems that far exceed the performance of existing systems using conventional materials.

BlackDiamond materials provide a unique advantage in our assemblies. Because these glasses are designed, produced, and integrated within LightPath, we can deliver assemblies with unmatched speed and flexibility, ensuring shorter lead times for our customers. Moreover, our ability to build assemblies that are not based on Germanium optics gives us a differentiated position in the defense and security markets, where supply chain risk and strategic sourcing are increasingly critical factors. These assemblies not only reduce reliance on foreign-controlled materials but also offer superior optical performance in multispectral and athermalized designs.

Often, the new systems requested by customers require us to develop new assembly and testing capabilities. Each such new capability and technique we develop for such projects become another capability and technique we can market and offer to other customers. We expect this will create self-perpetuating development opportunities as our new capabilities and techniques bring in more business that may, again, require continuing development of new techniques.

•	Materials. Materials play an important role in providing design flexibility and allow tradeoffs between optical performance, weight, and performance in varying conditions. Additionally, the infrared imaging industry has traditionally relied heavily on the use of Germanium and Gallium (in the form of GaAs glass), which China dominates the supply of both materials and has been restricting its export. Traditionally, infrared applications have only a small number of materials, almost all of which are crystal based, with Germanium being the most commonly used material. Over the last few years LightPath has been investing in developing and commercializing our BlackDiamond glasses (which are labeled with a “BD” prefix) as alternatives to using Germanium. Some of these materials such as BD6 and BD2, are generic, and are produced by at least two other companies. The crown jewels of our materials, the BDNL type, are exclusive to us, and the most impactful to our products and to the market as a whole in terms of technology, innovation and value creation. In December 2021 we secured an exclusive license from the U.S. government for the Chalcogenide materials that have been developed by the NRL. Following a two-year effort to transition those new materials into production, we began making available for commercial use some of those new materials, starting with the introduction of BDNL-4 in April 2024. Our BlackDiamond materials offer multiple advantages over materials, such as Germanium. It is estimated that over 67% of the global Germanium supply originates out of China, with Russia being the second largest supplier. Those two countries together control over 90% of the supply of Germanium and Gallium, two critical materials in infrared optics. Restrictions on supply from Russia and China have increased prices of Germanium from around $1,000 per Kg a few years ago, to a price of over $4,000 a Kg today. Additionally, supply of Germanium has considerably shrunk and for most customers and applications is not available at all.

Our BlackDiamond materials, which are made in the USA and produced from raw ingredients available from many countries all over the globe, offer an alternative to the use of Germanium in infrared systems. Knowing that our materials are produced domestically and have a secure supply chain has been driving sales growth in our business and in particular in the defense sector. In addition to providing an alternative to the use of Germanium, the new materials we licensed exclusively from the NRL have unique technical advantages compared to traditional materials, including multispectral performance and low thermo-optic coefficients, making them less affected by changes in environmental temperature. The combination of providing an alternative to the use of Germanium and Gallium, together with distinct technological advantages, make these materials which we own exclusively, a very desirable and key element in every future infrared system.

As described above in Growth Strategy, we leverage these unique advantages to become not only the supplier of choice for materials and optics, but also to be producer of the subsystems and complete imaging solutions, a much larger part of the system than we previously had as a component manufacturer. The importance of those materials, both from a supply chain resilience perspective as well as from a technology leadership perspective has led to some significant collaborations and efforts together with various governmental groups, and in particular with the U.S. DoD. As announced on several separate occasions, LightPath has received funded development contracts from the U.S. DoD, the Defense Logistics Agency, the European Space Agency, and the U.S. Army, among others. Those fundings are all aimed at accelerating the qualification of the materials for use in their respective applications. We continue to develop those technical capabilities and materials, both using internal funding and federal funding. We expect infrared materials to continue to be an important technology in our portfolio.

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•	High precision molded lenses. Historically, precision molding of lenses is the key technology we have built upon. Precision molding of optics is a unique technology that is well suited for both high volume production of optical components, as well as production of optics with unique shapes, which otherwise would require a very lengthy and complex process to individually polish each lens to shape. Precision molded optics (“PMOs”) is a technology in which we continuously invest to pursue advancements in what materials can be molded and the shapes and sizes of the optics we can mold. Although there are several other competitors that can mold optical elements, we have an established leadership position in this area as the original developer of the technology, and we believe we are the preferred vendor for the most complex, high-end projects of many of our customers. Some recent advancements we have made in precision molded optics include molding of non-symmetric shapes such as freeform optical components, and qualifying new materials for availability as moldable materials.

•	Traditional polishing and diamond turned optics. Our capabilities include a wide range of traditional fabrication processes. These include CNC (computer numerical control) grinding and polishing of optical elements, traditional grinding and polishing of lenses, and diamond turning of infrared materials.

•	Optical coatings. Thin film coatings are designed to reduce losses and protect the optical material, which are a key part of any optical system. Through our recent investments, we have the ability to coat lenses in all of our facilities, providing efficient, high quality antireflective coatings, as well as reflective and protective coatings. Our coating facilities employ both physical vapor deposition techniques as well as chemical vapor deposition techniques. In addition to our library of dozens of standard coatings, our coating engineers often design coatings specific for an application, optimizing the performance of the system for a specific customer use. One of our most known advanced coatings is Diamond Like Carbon, which provides materials such as chalcogenide glass significant environmental protection. This coating is currently available only at a small number of vendors, and is an example of a capability that we believe gives us a competitive advantage by allowing us to design better optical solutions.

Corporate Information

Our executive offices are located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826 and our telephone number is (407) 382.4003. Our website address is www.lightpath.com. The information on our website is not part of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements we make. You are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are referenced in the sections entitled “Risk Factors” in the documents incorporated by reference herein.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the information incorporated by reference herein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidate include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, please review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly, and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information about us that we file electronically with the SEC. We maintain a website on the Internet at www.lightpath.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.lightpath.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on May 2, 2025, September 15, 2025, October 14, 2025, and November 21, 2025;

•	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2025; and

•	The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed on September 26, 2025, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of these filings, at no cost, by writing or calling us at:

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

Attention: Investor Relations

(407) 382-4003

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RISK FACTORS

Investing in our securities involves substantial risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Report on Form 10-Q, and any other filings we make with the SEC from time to time, which are incorporated herein by reference in this prospectus, and may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include working capital, investments, reducing indebtedness, and acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws, as further amended (the “Bylaws”), and as registered under Section 12 of the Exchange Act. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and to the provisions of the Delaware General Corporate Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 105,000,000 shares, divided into 100,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). Under our Certificate of Incorporation, our board of directors (our “Board”) has the authority to issue such shares of Common Stock and Preferred Stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by our Board and filed as designations.

Class A Common Stock

Of the 100,000,000 shares of Common Stock authorized in our Certificate of Incorporation, our Board has designated 94,500,000 shares as Class A Common Stock, par value $0.01 per share, or the Class A Common Stock. As of November 20, 2025, 45,426,924 shares of our Class A Common Stock were outstanding. The remaining 5,500,000 shares of authorized Common Stock were designated as Class E-1 Common Stock, Class E-2 Common Stock, or Class E-3 Common Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock.

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of LightPath. We have not paid any dividends and do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our Class A Common Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Class A Common Stock is not subject to redemption by us.

As of November 14, 2025, we have reserved for issuance 1,080,953 shares of our Class A Common Stock underlying outstanding restricted stock units, 121,912 shares of our Class A Common Stock underlying outstanding restricted stock awards, 738,757 shares of our Class A Common Stock for issuance upon the exercise of outstanding stock options, 4,152,566 shares of our Class A Common Stock for issuance under the 2018 Stock and Incentive Compensation Plan, and 400,000 shares of our Class A Common Stock for issuance under our 2025 Employee Stock Purchase Plan.

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, our Board has previously designated:

•	250 shares of Preferred Stock as Series A Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

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•	300 shares of Preferred Stock as Series B Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

•	500 shares of Preferred Stock as Series C Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued;

•	500,000 shares of Preferred Stock as Series D Preferred Stock, none of which have been issued; however, in 1998, our Board declared a dividend distribution as a right to purchase one share of Series D Preferred Stock for each outstanding share of Class A Common Stock upon occurrence of certain events. The rights expired on February 28, 2021;

•	500 shares of Preferred Stock as Series F Preferred Stock, all previously outstanding shares of which have been previously redeemed or converted into shares of our Class A Common Stock and may not be reissued; and

•	35,111 shares of Preferred Stock as Series G Convertible Preferred Stock.

Of the 5,000,000 shares of Preferred Stock, 4,463,339 shares of our Preferred Stock remain available for designation by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock could have the effect of restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of the Class A Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

Options

As of November 14, 2025, we had 738,757 shares of our Class A Common Stock underlying stock options outstanding, having a weighted-average exercise price of approximately $2.13 per share.

Warrants

As of November 14, 2025, we had 3,499,289 warrants outstanding to purchase shares an aggregate of 3,499,289 shares of Class A Common Stock (collectively, the “Warrants”).

The Warrants have an exercise price equal to $2.58 per share (the “Exercise Price”). The Exercise Price and the number of underlying shares of Class A Common Stock are subject to proportional adjustment in the event of customary stock splits, stock dividends, combinations or similar events. The Warrants will expire on February 18, 2031, the six-year anniversary of issuance, and are exercisable at any time on or after the issuance date. The Warrants may be exercised on a cashless basis at any time, at the election of the holder in its sole discretion, and the Warrants will automatically be exercised on a cashless basis upon the expiration of the Warrants if not otherwise exercised prior thereto.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

•	Classified Board. Our Certificate of Incorporation provides that our Board is to be divided into three classes, as equal in number as possible, with directors in each class serving three-year terms. Provisions of this type may serve to delay or prevent an acquisition of us or a change in our directors and officers.

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•	No Written Consents. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

•	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, President, or a majority of our Board.

•	Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

•	No Cumulative Voting. Our Certificate of Incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

•	Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

•	Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our Class A Common Stock, which could adversely affect the holders of our Class A Common Stock and could discourage a takeover of us even if a change of control of LightPath would be beneficial to the interests of our stockholders.

These and other provisions contained in our Certificate of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

•	The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•	Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

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A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our Class A Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL. Our Certificate of Incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	any transaction from which the director derived an improper personal benefit; or
•	under Section 174 of the DGCL.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware Law.

In addition, our Bylaws provides that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if, to the extent required by law, the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Class A common stock. Warrants may be issued independently or together with our Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

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Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time through underwriters, dealers, or agents, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may use these methods in any combination.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions, or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	the specific terms of any lock-up provisions in respect of any given offering;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses, and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Certain legal matters in connection with the issuance and sale of our securities offered hereby will be passed on for us by Baker & Hostetler LLP, Orlando, Florida. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of LightPath Technologies, Inc. as of and for the year ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LightPath Technologies, Inc. as of June 30, 2024, and for the year then ended before the effects to retrospectively apply the change in accounting due to the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, as discussed in Notes 2 and 17 (the “adjustments”) (not separately included or incorporated by reference in the Prospectus), have been audited by MSL, P.A., formerly an independent registered public accounting firm. The adjustments to those consolidated financial statements have been audited by BDO USA, P.C., an independent registered public accounting firm. The consolidated financial statements as of June 30, 2024, and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement, have been so incorporated in reliance on (i) the report of MSL, P.A. solely with respect to those consolidated financial statements before the effects of the adjustments, and (ii) the report of BDO USA, P.C. solely with respect to the adjustments to those consolidated financial statements, given on the authority of said firms as experts in auditing and accounting.

The financial statements of G5 Infrared, LLC. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in this Prospectus and Registration Statement by reference to the Company's Current Report on Form 8-K/A filed on May 2, 2025 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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$200,000,000 Class A Common Stock Warrants Units
__________________________________________________

PROSPECTUS
__________________________________________________

_____________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, commissions, and expenses. All amounts shown are estimates except for the SEC registration fee and the FINRA fee.

Amount
SEC registration fee		$27,620.00
FINRA fee	$	*
Nasdaq listing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent and registrar fees and expenses	$	*
Printing and miscellaneous fees and expenses	$	*
Total	$	*

__________

* These fees and expenses depend on the number of securities offered and number of issuances, and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL provides for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our Certificate of Incorporation provides that the personal liability of each member of our Board or our stockholders for monetary damages for breach of fiduciary duty as a director is eliminated. The effect of this provision in the Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. Specifically, Article TENTH of the Certificate of Incorporation provides as follows:

TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the GCL. This Article shall eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

In addition, Article 7 of our Bylaws provides, in summary, that we are required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit action or proceeding by reason that such person is or was our officer, director, employee, or agent. Indemnification is against all liability and loss suffered and expenses reasonably incurred to the fullest extent permitted by applicable law. Unless required by law, no such indemnification is required by us of any person initiating such suit, action, or proceeding without Board authorization. Expenses are payable in advance if the indemnified party agrees to repay the amount if he or she is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We provide indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

II-1

ITEM 16. EXHIBITS.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1.1

Certificate of Incorporation of LightPath Technologies, Inc., filed June 15, 1992 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.1 to our Annual Report on Form 10-K (File No. 000-27548) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.2

Certificate of Amendment to Certificate of Incorporation of LightPath Technologies, Inc., filed October 2, 1995 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.2 to our Annual Report on Form 10-K (File No. 000-27548) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.3

Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of LightPath Technologies, Inc., filed November 9, 1995 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.3 to our Annual Report on Form 10-K (File No. 000-27548) filed with the Securities and Exchange Commission on September 10, 2020, and is incorporated herein by reference thereto.

3.1.4

Certificate of Designation of Series A Preferred Stock of LightPath Technologies, Inc., filed July 9, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.4 to our Annual Report on Form 10-KSB (File No. 000-27548) filed with the Securities and Exchange Commission on September 11, 1997, and is incorporated herein by reference thereto.

3.1.5

Certificate of Designation of Series B Stock of LightPath Technologies, Inc., filed October 2, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Quarterly Report on Form 10-QSB (File No. 000-27548) filed with the Securities and Exchange Commission on November 14, 1997, and is incorporated herein by reference thereto.

3.1.6

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed November 12, 1997 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Quarterly Report on Form 10-QSB (File No. 000-27548) filed with the Securities and Exchange Commission on November 14, 1997, and is incorporated herein by reference thereto.

3.1.7

Certificate of Designation of Series C Preferred Stock of LightPath Technologies, Inc., filed February 6, 1998 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-47905) filed with the Securities and Exchange Commission on March 13, 1998, and is incorporated herein by reference thereto.

3.1.8

Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of LightPath Technologies, Inc. filed April 29, 1998 with the Secretary of State of Delaware, which was filed as Exhibit 1 to our Registration Statement on Form 8-A (File No. 000-27548) filed with the Securities and Exchange Commission on April 28, 1998, and is incorporated herein by reference thereto.

3.1.9

Certificate of Designation of Series F Preferred Stock of LightPath Technologies, Inc., filed November 2, 1999 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No: 333-94303) filed with the Securities and Exchange Commission on January 10, 2000, and is incorporated herein by reference thereto.

3.1.10

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed February 28, 2003 with the Secretary of State of Delaware, which was filed as Appendix A to our Proxy Statement (File No. 000-27548) filed with the Securities and Exchange Commission on January 24, 2003, and is incorporated herein by reference thereto.

3.1.11

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed March 1, 2016 with the Secretary of State of Delaware, which was filed as Exhibit 3.1.11 to our Quarterly Report on Form 10-Q (File No: 000-27548) filed with the Securities and Exchange Commission on November 14, 2016, and is incorporated herein by reference thereto.

3.1.12

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed October 30, 2017 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on October 31, 2017, and is incorporated herein by reference thereto.

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3.1.13

Certificate of Amendment of Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock of LightPath Technologies, Inc., filed October 30, 2017 with the Secretary of State of Delaware, which was filed as Exhibit 3.2 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on October 31, 2017, and is incorporated herein by reference thereto.

3.1.14

Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series D Participating Preferred Stock of LightPath Technologies, Inc., filed January 30, 2018 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 1, 2018, and is incorporated herein by references thereto.

3.1.15

Certificate of Amendment of Certificate of Incorporation of LightPath Technologies, Inc., filed January 31, 2024 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 6, 2024, and is incorporated herein by reference thereto.

3.1.16

Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock of LightPath Technologies, Inc., filed February 14, 2025 with the Secretary of State of Delaware, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 21, 2025, and is incorporated herein by reference thereto.

3.2.1

Second Amended and Restated Bylaws of LightPath Technologies, Inc., which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No: 000-27548) filed with the Securities and Exchange Commission on February 2, 2021, and is incorporated herein by reference thereto.

4.1*	Form of Warrant.

4.2*	Form of Warrant Agreement.

4.3*	Form of Unit Agreement.

5.1**	Opinion of Baker & Hostetler LLP.

23.1**	Consent of MSL, P.A., independent public accounting firm.

23.2**	Consent of BDO USA, P.C., independent registered public accounting firm.

23.3**	Consent of Elliott Davis, PLLC.

23.4**	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 filed herewith).

24.1**	Power of Attorney (included on the signature page of this registration statement).

107**	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K, if, applicable.
**	Filed herewith

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on November 21, 2025.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Shmuel Rubin
Shmuel Rubin
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of LightPath Technologies, Inc., hereby, severally constitute and appoint Shmuel Rubin and Albert Miranda, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LightPath Technologies, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shmuel Rubin	President, Chief Executive Officer and Director	November 21, 2025
Shmuel Rubin	(Principal Executive Officer)

/s/ Albert Miranda	Chief Financial Officer	November 21, 2025
Albert Miranda	(Principal Financial and Accounting Officer)

/s/ M. Scott Faris	Director, Chair of the Board	November 21, 2025
M. Scott Faris

/s/ Mark Caylor	Director	November 21, 2025
Mark Caylor

/s/ Kim Crider	Director	November 21, 2025
Kim Crider

/s/ S. Eric Creviston	Director	November 21, 2025
S. Eric Creviston

/s/ Thomas Ellis	Director	November 21, 2025
Thomas Ellis

/s/ Joseph Menaker	Director	November 21, 2025
Joseph Menaker

/s/ Darcie Peck	Director	November 21, 2025
Darcie Peck

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